UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

HEALTHSPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23100	22-2649848
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 593-4880

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2011, HealthSport, Inc. (the “Company”) entered into a Letter of Intent with RT Holdings, LLC an Arizona Limited Liability Company (“RTH”), to acquire 100% of the operating assets of Supplemental Manufacturing & Ingredients, an Arizona limited liability company (the “SMI Assets”). The SMI Assets were recently acquired by RTH.

The Letter of Intent is non-binding and represents only the Parties current good-faith intention to negotiate and enter into a definitive purchase agreement (the “Definitive Agreement”), and remains subject to successful negotiation of such a Definitive Agreement in a form acceptable to both Parties and the completion of satisfactory due diligence by both Parties, and neither of the Parties shall have any liability to the other if the Parties fail to execute a Definitive Agreement for any reason.

The Parties agree that the consideration to be paid by HSPO to SMI shall be fully paid and non-assessable shares of HSPO common stock priced at $.09 per share.

The foregoing is a summary only of the terms and provisions of the Letter of Intent. A copy of the Letter of Intent is attached as exhibit 2.1 to this Current Report.

On March 30, 2011, the Company issued a press release announcing the Letter of intent to acquire the SMI Assets, A copy of the press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference. All issuances of the Company’s securities pursuant to the above will be made, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder. No general solicitation or advertising was used in connection with the sale of the shares. There was no underwriter involved.

The Parties agree that the consideration to be paid by HealthSport, Inc. to RT Holdings, LLC shall be fully paid and non-assessable shares of HealthSport, Inc. common stock priced at $.09 per share. The total purchase price is still to be negotiated and will be agreed to by the parties in definitive agreement.

On March 30, 2011, the Company cancelled the remainder of the subscription receivable and corresponding Note that was due from Supplemental Manufacturing and Ingredients. The thirty three million one hundred eighty thousand (33,180,000) shares of common stock held in escrow and pledged as collateral for the subscription note receivable shall be cancelled and returned to authorized but unissued stock of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

2.1	2.1 Letter of Intent dated March 24, 2011 between HealthSport, Inc. and RT Holdings, LLC

99.1	99.1 Press release, dated March 30, 2011, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2011

Healthsport, Inc.

By:  /s/ Kevin Taheri
Kevin Taheri
Chief Executive Officer